UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 29, 2014 (January 24, 2014)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Sales of Unregistered Securities.

Sale of Series B-2 Preferred Stock and Warrants

At a closing held on January 24, 2014, the Company accepted subscriptions from and issued to a total of 39 accredited investors (the “Investors”), an aggregate of 4,358 shares of its Series B-2 Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series B-2 Preferred Stock”) and (b) Warrants (the “Investor Warrants”) to purchase 13,945,600 shares of the Company’s Common Stock and received gross cash proceeds of $4,358,000.  The proceeds, net of transaction expenses, will be used for general corporate purposes.   The closing was the second (and final) closing of an offering of Series B-2 Preferred Stock and Investor Warrants (the “Offering”) that provided total cash proceeds (including from the initial closing previously reported in the Company’s Current Report on Form 8-K/A filed on January 7, 2014) of $20.8 million, exclusive of debt conversions totaling $2.05 million on the same terms as provided to other Investors.

Each share of Series B-2 Preferred Stock has a Stated Value of $1,000, and is convertible into shares of the Company’s Common Stock at a conversion price of $0.10 per share (the “Preferred Conversion Price”), subject to adjustment. Subject to the other terms of the Series B-2 Preferred Stock, the Series B-2 Preferred Stock sold to the Investors is convertible into an aggregate of 43,580,000 shares of the Company’s Common Stock (the “Conversion Shares”).

The Investor Warrants may be exercised at any time following the Share Authorization Date (as defined below), for a number of Warrant Shares that is equal to 40% of the Stated Value divided by one hundred and twenty 125% of the Preferred Conversion Price, as adjusted for stock splits, combinations and reclassifications (the “Investor Warrant Exercise Price”). Each Investor Warrant will be exercisable at the Investor Warrant Exercise Price for a five-year term commencing on the date of issuance.

The Series B-2 Preferred Stock may not be converted, and the Investor Warrants may not be exercised, until the effective date of an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of the Company’s Common Stock sufficient to permit all of the outstanding Series B-2 Preferred Stock and Investor Warrants to be converted or exercised, as the case may be, into the Company’s Common Stock (the “Share Authorization Date”).  The Company has agreed that, on or prior to January 30, 2014, it will file a proxy statement with the Securities and Exchange Commission (“SEC”) seeking stockholder authorization to increase the number of authorized shares of Common Stock.

Subject to certain exceptions, the Company has also agreed that, within 45 days following the Share Authorization Date, it will file a registration statement with the SEC registering the resale of the Conversion Shares and the Investor Warrant Shares, and to use its reasonable commercial efforts to cause the registration statement to become effective not more than 150 days thereafter.  The registration rights agreement with the Investors provides that in the event the Company fails to timely file the registration statement, fails to cause the registration statement to become effective within the time provided, or fails to provide Investors with an effective registration statement permitting re-sales by the Investors, then as liquidated damages and not as a penalty, the Company is required to pay each Investor an amount equal to one percent (1%) of the aggregate amount invested by such Investor for each 30-day period or pro rata portion thereof following the date by which such registration statement should have been filed or become effective; provided, that the maximum payment to each Investor shall not exceed six percent (6%) of the aggregate amount invested by such Investor.

Commencing January 1, 2016, the Company has the right to force the conversion of the Series B-2 Preferred Stock into Common Stock at the Preferred Conversion Price; provided that the volume weighted average price for Fusion’s Common stock is at least $0.25 for ten (10) consecutive trading days. In addition, shares of Series B-2 Preferred Stock bear a cumulative six percent (6%) annual dividend payable quarterly in arrears, in cash or shares of Common Stock, at the option of the Company.

Holders of Series B-2 Preferred Stock have liquidation rights that are senior to that of holders of the Company’s outstanding Series A-1, A-2 and A-4 Preferred Stock, and holders of Series B-2 Preferred Stock are entitled to vote as one group with holders of Common Stock on all matters brought to a vote of holders of Common Stock (with each share of Series B-2 Preferred Stock being entitled to that number of votes into which the registered holder could have converted the Series B-2 Preferred Stock on the record date for the meeting at which the vote will be cast). However, holders of Common Stock will be entitled to vote as a class on all matters adversely affecting such class.

Each of the Investors represented that it was an “accredited investor” and was acquiring the securities for its own account, for investment purposes only and acknowledged that the securities were not registered under Federal or State securities laws and that the securities could not be transferred or disposed of absent such registration or the availability of an applicable exemption from registration. In addition, each certificate evidencing the securities bears or will bear a legend describing the restrictions on transferability under applicable law. No general solicitation or advertising was used in connection with the transaction. The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations there under including Rule 506(b) of Regulation D.

The Company sold the Series B-2 Preferred Stock and Investor Warrants through its officers and directors, in conjunction with the assistance of certain select broker-dealers, each of which is registered as such with the Financial Industry Regulatory Association. The Company paid aggregate cash compensation to the broker-dealers of $0.3 million, and issued or is obligated to issue warrants to the broker-dealers or their respective designees to purchase 1,930,000 shares of the Company’s Common Stock.

The material terms of the Series B-2 Preferred Stock are summarized above in this Item 3.02. Such summary is qualified in its entirety by reference to the Certificate of Designations for the Series B-2 Preferred Stock filed as Exhibit 3.1(g) to the Company’s Current Report on Form 8-K/A filed January 7, 2014.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
3.1(g)	Certificate of Designations of Preferences, Rights and Limitations of Series B-2 Senior Convertible Preferred Stock*
10.82	Form of Subscription Agreement*
10.83	Form of Common Stock Purchase Warrant*
10.84	Form of Registration Rights Agreement*

* - Filed as an exhibit with the corresponding number to the Company’s Current Report on Form 8-K/A on January 7, 2014 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

	By:	/s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
January 29, 2014		as President, Chief Operating Officer and Acting Chief Financial Officer